EXHIBIT 24.1

POWER OF ATTORNEY

I, Kevin J. Archer, an Officer of Simmons First National Corporation or one of its subsidiaries, hereby constitute, appoint and authorize David W. Garner, Kevin W. Pletcher or Piper P. Erwin to execute on my behalf any Form 3’s, Form 4’s or Form 5’s required to be filed with the United States Securities and Exchange Commission at any time until such time as I revoke this power of attorney in writing.

12/15/14                         /s/ Kevin J. Archer

Date                                    Signature